UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: August 18, 2006 (Date of earliest event reported)
Maine & Maritimes Corporation (Exact name of registrant as specified in its charter)

ME (State or other jurisdiction of incorporation)	333-103749 (Commission File Number)	30-0155348 (IRS Employer Identification Number)

PO Box 789 (Address of principal executive offices)		04769 (Zip Code)
207-760-2499 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Item 5.02(a). Departure of Director and Chief Executive Officer.

Effective August 17, 2006, J. Nicholas Bayne has resigned as Chief Executive Officer, President and a Director of Maine & Maritimes Corporation ("MAM"), and all other positions with MAM and its affiliates. MAM's Board of Directors has accepted the resignation.

Item 5.02(b), (c). Appointment of Interim Chief Executive Officer and Interim Chief Operating Officer.

Effective August 17, 2006, the Board appointed Nathan L. Grass as interim Chief Executive Officer and Michael I. Williams as interim Chief Operating Officer.

Mr. Grass is 67, and has been a Director of MAM since it became the holding company for Maine Public Service Company ("MPS") in 2003, and a Director of MPS since 1983. He has been a member of the Performance and Compensation Committee since 1983, a member of the Pension and Benefits Committee since 2004, and a member of the Strategic Planning Committee since 2003. He is President of Grassland Equipment, Inc. (a holding company for personal investments), a position which he has held since 1977. Mr. Grass will act as interim CEO only until a new CEO is hired by the Board.

Mr. Williams is 39, and has been Vice President and Chief Financial Officer of MAM since May 9, 2006. He joined the organization in 2004 as Director of Regulated Accounting & Risk Management for MPS, and then served as Controller and Chief Accounting Officer for MAM. Prior to joining MAM, Mr. Williams spent 12 years at Bangor Hydro-Electric Company in a variety of positions, including Manager of Business Services.

Mr. Williams will continue to be Chief Financial Officer, and will act as interim COO only until a new CEO is hired by the Board.

Item 5.02(d). Election of New Director.

The Board elected Michael I. Williams as a new interim director on August 17, 2006.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of Maine & Maritimes Corporation dated August 18, 2006

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 18, 2006	MAINE & MARITIMES CORPORATION By: /s/ Michael I. Williams Michael I. Williams SVP, Chief Financial Officer & Treasurer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Maine & Maritimes Corporation dated August 18, 2006